UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 _______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Masimo Corporation (the “Company”) held its Annual Meeting of Stockholders on June 5, 2014. At the meeting, a total of 55,001,844 shares, or 96.93%, of the Common Stock outstanding as of the record date, were represented in person or by proxy. At the meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2014 (the “Proxy Statement”).
Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.
Proposal No. 1: To elect the following nominees as Class I directors to serve until the Company’s 2017 annual meeting of stockholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Dr. Steven J. Barker	35,632,180	14,388,192	92,749	4,888,723
Mr. Sanford Fitch	25,549,822	24,466,616	96,683	4,888,723
Proposal No. 2: To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the Company’s fiscal year 2014.

For	Against	Abstentions
54,137,725	747,760	116,359
Proposal No. 3: To approve by an advisory (nonbinding) vote the compensation of the Company’s named executive officers, as presented in the Proxy Statement.

For	Against	Abstentions	Broker Non-Votes
15,075,789	34,666,315	371,017	4,888,723

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: June 11, 2014	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)